Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF MERGER (this "Agreement") is made this 12th day of May 2006, by and between Senticore, Inc., a Delaware corporation; Integrative Health Technologies, Inc., an Illinois corporation (“IHT”); the persons named on the signature page hereof, who are the owners of record of all the issued and outstanding common stock of IHT and who execute and deliver this Agreement (the "IHT Stockholders"); and Jay Patel, based on the following:

Recitals

WHEREAS, Senticore wishes to acquire all the issued and outstanding stock of IHT in an exchange for shares of convertible preferred stock of Senticore in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

WHEREAS, Senticore, IHT and the IHT Stockholders intend to enter into a transaction pursuant to which the holders of the outstanding shares of common stock of Senticore and the IHT Stockholders will together become shareholders in Senticore, and they intend that all shareholders shall be provided with an equity participation in Senticore which is the equivalent of the dollar value of their equity interests on the date of closing. The calculation of such dollar value excludes any compensation to them for dilution resulting from the transaction. No additional compensation or additional common shares of Senticore shall be provided to any board members, officers or any group of shareholders of Senticore pursuant to the contemplated transactions, other than calculated value of their shares at closing.

WHEREAS, in furtherance thereof, the respective Boards of Directors of Senticore and IHT, as well as the IHT Stockholders, have approved the exchange, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which all of the 78,188,548 shares of common stock, $.0001 par value, of IHT (the "IHT Common Stock") issued and outstanding prior to the exchange, will be exchanged in the aggregate for 20,000,000 shares of convertible preferred stock, $.001 par value, of Senticore, each share having the right to convert into 400 shares of common stock, $.001 par value, of Senticore ("Senticore Common Stock"), and the right to vote on an as converted basis with each share of Senticore Common Stock (the “Convertible Preferred Stock”) to be issued by Senticore to the IHT Stockholders.

WHEREAS, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
EXCHANGE OF STOCK

1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the IHT Stockholders shall assign, transfer, and deliver to Senticore, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of the issued and outstanding 78,188,548 shares of IHT Common Stock (the "IHT Shares") held by the IHT Stockholders, which shares shall represent all of the issued and outstanding shares of IHT Common Stock, and Senticore agrees to acquire such shares on such date by issuing and delivering in exchange therefore to the IHT Stockholders on a pro rata basis an aggregate of 20,000,000 restricted shares of Convertible Preferred Stock of Senticore. Between the date of signing of this Agreement and Closing Date, a Certificate of Designation setting forth the terms and conditions of the Convertible Preferred Stock shall be authorized by the Board of Directors of Senticore, in the form set forth as Exhibit A hereto, and shall be filed with the Secretary of State of the State of Delaware. All shares of Convertible Preferred Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Senticore Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

1.02 Delivery of Certificates by the IHT Stockholders. The transfer of the IHT Shares by the IHT Stockholders shall be effected by the delivery to Senticore at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the IHT Stockholders’ expense.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Senticore will own all the issued and outstanding shares of IHT and IHT will be a wholly-owned subsidiary of Senticore operating under the name “Integrative Health Technologies, Inc.”, an Illinois corporation.

1.04 Further Assurances. At the Closing and from time to time thereafter, the IHT Stockholders shall execute such additional instruments and take such other action as Senticore may reasonably request, without undue cost to the IHT Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the IHT Shares to Senticore.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before May 19, 2006, or on another date to be agreed to in writing by the parties (the "Closing Date'). The Agreement may be closed at any time following approval by a majority of the holders of Senticore Common Stock and the IHT Stockholders, if such approval is necessary under applicable law. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06 Closing Events.

(a)	Senticore Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Senticore shall deliver to IHT at Closing all the following:

(i)
A certificate of good standing from the Department of the Secretary of the State of Delaware, issued as of a date within ten days prior to the Closing Date, certifying that Senticore is in good standing as a corporation in the State of Delaware;

(ii)
Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Senticore executing this Agreement and any other document delivered pursuant hereto on behalf of Senticore;

(iii)
Copies of the resolutions/consents of Senticore’s board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Senticore as of the Closing Date;

(iv)	The certificate contemplated by Section 4.02, duly executed by the chief executive officer of Senticore;
(v)	The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of Senticore;
(vi)	Certificates for 20,000,000 shares of Convertible Preferred Stock in the name of the IHT Stockholders pro rata, as listed in Exhibit B; and
(vii)
In addition to the above deliveries, Senticore shall take all steps and actions as Senticore and the IHT Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)	IHT Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, IHT and/or the IHT Stockholders shall deliver to Senticore at Closing all the following:

(i)
A certificate of good standing from the Department State of Illinois, issued as of a date within ten days prior to the Closing Date certifying that IHT is in good standing as a corporation in the State of Illinois, attached hereto as Exhibit C;

(ii)	Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of IHT executing this Agreement and any other document delivered pursuant hereto on behalf of IHT;
(iii)
Copies of resolutions/consents of the board of directors of IHT authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of IHT as of the Closing Date;

(iv)	The certificate contemplated by Section 5.01, executed by the chief operating officer of IHT; and
(v)
The certificate contemplated by Section 5.02, dated the Closing Date, signed by the chief operating officer of IHT. In addition to the above deliveries, IHT shall take all steps and actions as Senticore may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.07 Director and Officer Resignations.

At Closing, the current Board of Directors of Senticore shall appoint such director nominees as may be designated by IHT to fill vacancies on the Board of Directors of Senticore, and, thereafter, the current directors of Senticore shall resign. In addition, at closing all officers of Senticore shall tender their resignations to the Board of Directors, and new officers of Senticore shall be appointed by the newly appointed Board of Directors of Senticore. All such director and officer resignations shall be in compliance with the Securities Exchange Act of 1934, as amended, and pursuant to a Schedule 14F-1 filing if the same shall be deemed to be necessary.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF SENTICORE, ETC.

As an inducement to, and to obtain the reliance of IHT, Senticore and Jay Patel, jointly and severally, represent, promise and warrant as follows:

2.01 Organization.
Senticore is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Senticore’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement.
Senticore has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation,
Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Senticore has authorized and approved the execution, delivery, and performance of this Agreement. Senticore shareholders will not have dissenters rights with respect to any of the transactions contemplated herein.

2.03 Capitalization.
The authorized capitalization of Senticore consists of 200,000,000 shares of common stock, $0.001 par value, of which 181,145,154 shares are issued and outstanding prior to issuance of shares as set forth in Article I of this Agreement. There are 20,000,000 authorized shares of preferred stock, $.001 par value, and no shares of preferred stock are issued and outstanding, except for the 20,000,000 shares of Convertible Preferred Stock which are to be issued pursuant to Article I of this Agreement. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of Senticore are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

2.04 Financial Statements.
(i) Included in Schedule 2.04 are the audited balance sheet of Senticore as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2005, including the notes thereto (collectively the “Financial Statements”) and the accompanying auditor’s report and representations by the Chief Financial Officer of Senticore to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(ii) The financial statements of Senticore delivered pursuant to Section 2.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Senticore financial statements present fairly, in all material respects, as of the closing date, the financial position of Senticore. Senticore will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent) in excess of $5,000, and all assets reflected therein present fairly the assets of Senticore in accordance with generally accepted accounting principles.

(iii) Senticore has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon. All such returns and reports are accurate and correct in all material respects. Senticore has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the closing date and all such dates and years and periods prior thereto and for which Senticore may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Senticore, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Senticore has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Senticore, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Senticore.

2.05 Information.
The information concerning Senticore set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Senticore shall cause the schedules delivered by it pursuant hereto and the instruments delivered to IHT hereunder to be updated after the date hereof up to and including the Closing Date.

2.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Senticore balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a) There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of Senticore; or (ii) any damage, destruction, or loss to Senticore (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of Senticore;

(b) Senticore has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Senticore; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) Senticore has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Senticore balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Senticore ; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) Senticore has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Senticore.

2.07 Litigation and Proceedings.
There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, threatened by or against Senticore or adversely affecting Senticore or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Senticore is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08 Compliance With Laws.
Senticore and its officers and directors have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws. Senticore and its officers, directors and beneficial owners are not under investigation by any federal, state, county or local authorities, including the Commission. Senticore and its officers, directors and beneficial owners have not received notification from any federal, state, county, or local authorities, including the Commission, that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against Senticore and its officers, directors and beneficial owners.

2.09 Securities and Exchange Commission Compliance of Senticore. Senticore has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and Senticore, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

2.10 Material Contract Defaults.
Senticore is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

2.11 No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Senticore is a party or to which any of its properties or operations are subject.

2.12 Subsidiary.
Senticore does not and has never owned, beneficially or of record, any equity securities in any other entity. Senticore does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13 Senticore Schedules and Documents.
Senticore will deliver to IHT the following schedules and documents within ten days prior to the date of closing, which are collectively referred to as the "Senticore Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Senticore as complete, true, and accurate:

(a) A schedule including copies of the Articles of Incorporation and Bylaws of Senticore in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of Senticore approving this Agreement and the transactions herein contemplated;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Senticore since the most recent Senticore balance sheet, required to be provided pursuant to Section 2.04 hereof;

(d)  A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof;

(e)  A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Senticore Schedules by Sections 2.01 through 2.12; and

(f) Legal opinions in a form acceptable to IHT that Senticore has complied with applicable securities laws pertaining to this Agreement.

Senticore shall cause the Senticore Schedules and the instruments delivered to IHT hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Senticore Schedules, certified in the same manner as the original Senticore Schedules, shall be delivered prior to and as a condition precedent to the obligation of IHT to close.

2.14 Quotation on the OTC Bulletin Board. Senticore’s Common Stock is quoted on the OTC Bulletin Board under the symbol “SNIO” and Senticore will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

2.15 Delivery of Shareholder List. Upon execution of this agreement, Senticore shall deliver a certified shareholder list from its transfer agent setting forth the name of each Senticore shareholder, the number of shares held by each, dated as of a date within five days of closing and whether such shares held are restricted securities. In connection therewith, Senticore represents that none of its shareholders are nominees for any other person.

2.16	Liabilities, Indebtedness, etc.
As of the date of this Agreement, Senticore shall not have any liabilities or indebtedness as such terms are defined by Generally Accepted Accounting Principles except for those set forth on the audited balance sheet contained in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

2.17 Business Development Company Status
On February 11, 2005, Senticore made a legally valid and effective election under Section 54 of the Investment Company Act of 1940, as amended, to be governed by section 55 to section 65 of the Investment Company Act of 1940, as amended, as a Business Development Company, by filing a Form N-54A with the Commission. Such election is in full force and effect, and Senticore is entitled to all of the benefits of and subject to all of the obligations imposed on a Business Development Company since the date of its election, and Senticore is in compliance in all material respects with the laws, rules and regulations applicable to Business Development Companies.

ARTICLE III
REPRESENTATIONS, COVENANTS, WARRANTIES OF IHT, ETC.

As an inducement to, and to obtain the reliance of Senticore, IHT and the IHT Stockholders, jointly and severally, represent and warrant as follows:

3.01 Organization.
IHT is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of IHT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of IHT’s Articles of Incorporation or Bylaws, or other material agreement to which it is a party or by which it is bound.

3.02 Approval of Agreement.
IHT has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of IHT has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, subject to the approval of the IHT Stockholders and compliance with state and federal corporate and securities laws.

3.03 Capitalization.
The issued and outstanding shares of common stock of IHT consist of 78,188,548 shares held by the shareholders listed on the signature page hereof. All issued and outstanding shares of IHT are validly issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of IHT.

3.04 Financial Statements.
(a) Included in Schedule 3.04 are the unaudited balance sheets of IHT as of December 31, 2005 and the related statements of operations, cash flows, and stockholders' equity for the period from inception to December 31, 2005 including the notes thereto and representations by the Chief Operating Officer of IHT to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(b) The unaudited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and are attached hereto as Exhibit D. The financial statements of IHT present fairly, as of their respective dates, the financial position of IHT. IHT did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of IHT, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of IHT as of their respective dates and for the respective periods covered thereby.

3.05 Outstanding Warrants and Options.
IHT has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued IHT common stock, except as previously disclosed in writing to Senticore.

3.06 Information.
The information concerning IHT set forth in this Agreement and in the schedules delivered by IHT pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. IHT shall cause the schedules delivered by IHT pursuant to this Agreement to Senticore to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent IHT balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of IHT; or (ii) any damage, destruction, or loss to IHT materially and adversely affecting the business, operations, properties, assets, or conditions of IHT;

(b) IHT has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of IHT; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) IHT has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, except as previously disclosed in writing to Senticore; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent IHT balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of IHT; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of IHT, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of IHT.

3.08 Litigation and Proceedings.
There are no material actions, suits, or proceedings pending or, to the knowledge of IHT, threatened by or against IHT or adversely affecting IHT, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. IHT does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09 Material Contract Defaults.
IHT is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of IHT, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which IHT has not taken adequate steps to prevent such a default from occurring.

3.10 No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which IHT is a party or to which any of its properties or operations are subject.

3.11 Governmental Authorizations.
IHT has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state law, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by IHT of this Agreement and the consummation by IHT of the transactions contemplated hereby.

3.12 Compliance With Laws and Regulations.
IHT has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof having jurisdiction over IHT, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of IHT or except to the extent that noncompliance would not result in the occurrence of any material liability for IHT. To the best knowledge of IHT, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14 Subsidiaries.
IHT does not own beneficially or of record equity securities in any subsidiary that has not been previously disclosed to Senticore.

3.15 IHT Schedules.
IHT has delivered to Senticore the following schedules, which are collectively referred to as the "IHT Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by the Chief Executive Officer of IHT as complete, true, and accurate:

(a)  A schedule including copies of the Articles of Incorporation and Bylaws of IHT and all amendments thereto in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of IHT approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of IHT since the most recent IHT balance sheet, required to be provided pursuant to Section 3.04 hereof;

(d)  A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

(e)  A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the IHT Schedules by Sections 3.01 through 3.14.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF IHT

The obligations of IHT under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

4.01 Accuracy of Representations.
The representations and warranties made by Senticore in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Senticore shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Senticore prior to or at the Closing. IHT shall be furnished with certificates, signed by duly authorized officers of Senticore and dated the Closing Date, to the foregoing effect.

4.02 Officer's Certificates.
IHT shall have been furnished with certificates dated the Closing Date and signed by the duly authorized Chief Executive Officer of Senticore to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Senticore threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Senticore’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by Senticore’s board of directors and has been duly executed and delivered in the name and on behalf of Senticore by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Senticore pursuant to a majority consent;

(b) There have been no adverse changes in Senticore up to and including the date of the certificate;

(c)  All conditions required by this Agreement have been met, satisfied, or performed by Senticore;

(d)  All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by Senticore and all of the documents obtained by Senticore are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Senticore, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Senticore, the operation of Senticore, or the merger contemplated herein, or any agreement or instrument by which Senticore is bound or in any way contests the existence of Senticore.

4.03 No Material Adverse Change.
Prior to the Closing Date, there shall not have occurred any adverse change in the financial condition, business, or operations of Senticore, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any adverse change in the financial condition, business, or operations of Senticore.

4.04 Good Standing.
IHT shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that Senticore is in good standing as a corporation in the State of Delaware.

4.05 Other Items.
IHT shall have received from Senticore such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as IHT may request.

4.06 Completion of Due Diligence Investigation.
IHT shall have completed its due diligence investigation of Senticore and its subsidiaries, and such investigation shall be satisfactory to IHT in all respects.

4.07	Amendment of the Health and Medical Research Center and Nutmeg Agreements.
The Health and Medical Research Center and The Nutmeg Group, LLC shall have amended their subscription agreements with respect to common stock of IHT or its successor, and such amendments shall be satisfactory in all respects to IHT

4.08 Agreement with respect to Debt of Senticore to Nutmeg Group
IHT and The Nutmeg Group, LLC shall have entered into an agreement with respect to the indebtedness of Senticore to Nutmeg or its affiliates, which agreement shall be satisfactory in all respects to IHT.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF SENTICORE

The obligations of Senticore under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01 Accuracy of Representations.
The representations and warranties made by IHT and the IHT Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and IHT shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by IHT prior to or at the Closing. Senticore shall be furnished with a certificate, signed by a duly authorized officer of IHT and dated the Closing Date, to the foregoing effect.

5.02 Officer's Certificates.
Senticore shall have been furnished with certificates dated the Closing Date and signed by the duly authorized Chief Operating Officer of IHT to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of IHT, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies and IHT’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by IHT’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of IHT by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of IHT pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in IHT up to and including the date of the certificate;

(c)  All material conditions required by this Agreement have been met, satisfied, or performed by IHT;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by IHT have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against IHT, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of IHT, the operation of IHT, or the merger contemplated herein, or any material agreement or instrument by which IHT is bound or would in any way contest the existence of IHT.

5.03 No Material Adverse Change.
Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of IHT, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of IHT.

5.04.	Completion of Due Diligence Investigation.
Senticore shall have completed its due diligence investigation of IHT and its subsidiaries, and such investigation shall be satisfactory to Senticore in all material respects.

5.05 Good Standing.
Senticore shall have received a certificate of good standing (or its local equivalent) from the appropriate authority, dated as of a date within five days prior to the Closing Date, certifying that IHT is in good standing as an Illinois corporation.

5.06 Release of Patel and Associates from Indebtedness.
The Nutmeg Group, LLC shall have executed and delivered to Jay Patel and his associates a release and cancellation of that certain guaranty of indebtedness owed by Senticore, Inc. to Nutmeg in the approximate principal amount of $1,000,000.

5.07 Other Items.
Senticore shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Senticore may reasonably request.

ARTICLE VI
SPECIAL COVENANTS

6.01 Activities of Senticore and IHT
(a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Senticore and IHT pursuant hereto or as permitted or contemplated by this Agreement, Senticore and IHT will each:
(i) Carry on its business in substantially the same manner as it has heretofore;
(ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
(iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
(iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

(vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement and except as provided herein until the Closing Date, Senticore and IHT will each not:
(i) Make any change in its Articles of Incorporation or Bylaws;
(ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and
(iii) Enter into any agreement for the sale of Senticore securities or a merger or sale of substantially all of the assets of Senticore without the prior written approval of IHT.

6.02 Access to Properties and Records.
Until the Closing Date, IHT and Senticore will afford to the other party's officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of IHT or Senticore and will furnish the other party with such additional financial and other information as to the business and properties of
IHT or Senticore as each party shall from time to time reasonably request.

6.03 Indemnification by IHT and the IHT Stockholders.
(a) IHT will indemnify and hold harmless Senticore and its directors and officers, and each person, if any, who controls Senticore within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

(b) The IHT Stockholders will indemnify and hold harmless Senticore, Senticore’s directors and officers, and each person, if any, who controls Senticore within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.04	Indemnification by Senticore.
Senticore and Jay Patel will indemnify and hold harmless IHT, the IHT Stockholders, IHT’s directors and officers, and each person, if any, who controls IHT within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.05 The Issuance of Senticore Stock.
Senticore and IHT understand and agree that the consummation of this Agreement, including the issuance of the Convertible Preferred Stock to the IHT Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Senticore and IHT agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the Parties acceptance of, and concurrence in, the following representations and warranties:
(i) The IHT Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated;
(ii) IHT Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating Senticore’s business;
(iii) The IHT Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the Parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby;
(iv) All information which the IHT Stockholders have provided to Senticore or its representatives concerning their suitability and intent to hold Convertible Preferred Stock in Senticore following the transactions contemplated hereby is complete, accurate, and correct;
(v) The IHT Stockholders understand that the Convertible Preferred Stock has not been registered under the Securities Act, but is being acquired by reason of specific exemptions under the Securities Act as well as under certain state statutes for transactions not involving any public offering; and
(vi) The IHT Stockholders acknowledge that the shares of Convertible Preferred Stock or the common stock into which they are convertible must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(b) In connection with the transaction contemplated by this Agreement, Senticore shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the IHT Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, Senticore shall execute and deliver to IHT, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as the IHT Stockholders and their respective counsel may request in connection with the transactions contemplated herein, including but not limited to reliance on exemptions from registration under applicable securities laws.

(d) (i)The IHT Stockholders acknowledge that neither the Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Convertible Preferred Stock and that this transaction involves certain risks;
(ii) The IHT Stockholders have read this Agreement and understand the risks related to the consummation of the transactions herein contemplated;
(iii) The IHT Stockholders and their representatives have such knowledge and experience in business and financial matters that they are capable of evaluating the merits of an investment in the Convertible Preferred Stock;
(iv) The IHT Stockholders and their representatives have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the Parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby;
(v) All information which the IHT Stockholders have provided to Senticore concerning their suitability and the transactions contemplated hereby is complete, accurate, and correct;
(vi) The IHT Stockholders understand and acknowledge that the shares of Senticore to be acquired have not been registered under the Securities Act of 1933 and are being offered and sold in reliance upon exemptions from registration.
(vii) In the event that there are more offerees who will receive Senticore Convertible Preferred Stock in the merger than the approximately 35 offerees who will rely on an exemption from registration under Section 4(2) of the Securities Act, such additional offerees intend to rely on an exemption from registration under Section 4(6) under the Securities Act. Accordingly, such additional offerees represent and warrant that they are “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Subscription agreements containing representations and warranties sufficient to enable Senticore to rely, in good faith, on Section 4(2), and, in the alternative, on Section 4(6) of the Securities Act in connection with this offering and merger shall be executed and delivered to Senticore at closing.

6.06 Securities Filings.
Senticore shall be responsible for the preparation and filing of all Securities Act and Exchange Act filings that may result from the transactions contemplated in this Agreement.

6.07 Sales of Securities under Rule 144, If Applicable.
(a) Senticore will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act.

(b) Upon being informed in writing by any person holding restricted common stock of Senticore as of the date of this Agreement that such person intends to sell any shares under Rule 144 promulgated under the Securities Act (including any Rule adopted in substitution or replacement thereof), Senticore will certify in writing to such person that it is in compliance with the Rule 144 current public information requirement to enable such person to sell such person's restricted stock under Rule 144, and as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to Senticore’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Senticore and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, Senticore will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d) The shareholders of Senticore as of the date of this Agreement, as well as those receiving Senticore Convertible Preferred Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.07.

ARTICLE VII
MISCELLANEOUS

7.01 Brokers.
No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement.

7.02 No Representation Regarding Tax Treatment.
No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law.
This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction.

7.04 Notices.
Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Senticore, to:

2410 Hollywood Blvd.
Hollywood, Florida 33020
Attn: Carl Gessner, President

If to IHT, to:

4940 Broadway, Suite 201
San Antonio, Texas 78209
Attn: Gilbert R. Kaats, Chief Executive Officer

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorney's Fees.
In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Schedules; Knowledge.
Whenever, in any section of this Agreement, reference is made to information set forth in the schedules provided by Senticore or IHT, such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement.
This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. All previous agreements between the Parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival, Termination.
The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.09 Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.10 Amendment or Waiver.
Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

SENTICORE, INC.	Integrative Health Technologies, Inc.

/s/ Carl Gessner	/s/ Gilbert R. Kaats
Carl Gessner President	Gilbert R. Kaats Chief Executive Officer

JAY PATEL

/s/ Jay Patel
(In His Individual Capacity)

IHT Stockholders:
[signatures appear on counterparts]

___________________________

___________________________

EXHIBIT A
CERTIFICATE OF DESIGNATION OF THE RIGHTS
AND PREFERENCES OF THE SERIES A
CONVERTIBLE PREFERRED STOCK OF SENTICORE, INC.

WE, Carl Gessner and Jay Patel, being the President and Secretary, and the Chief Executive Officer, respectively of Senticore, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), DO HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the “DGCL”), the Board of Directors, by unanimous written consent on May 11, 2006, adopted the following resolution providing for the creation of the Corporation’s Series A Convertible Preferred Stock.

WHEREAS, the Articles of Incorporation, as amended, provide that the Corporation has authorized Two Hundred Million (200,000,000) shares of $.001 par value common stock (“Common Stock”) and Twenty Million (20,000,000) shares of $.001 par value preferred stock (“Preferred Stock”). The Articles of Incorporation of the Corporation, as amended, further provide that the Preferred Stock may be issued in classes and series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, without any action by shareholders; and

WHEREAS, that pursuant to the authority vested in the Board of Directors of this Corporation by its Articles of Incorporation and by Section 151(g) of the DGCL, a series of preferred stock of the Corporation was created out of the Preferred Stock (the “Series A Convertible Preferred Stock”), by unanimous written consent of the Board of Directors on May 11, 2006, to consist of Twenty Million shares of which the preferences and relative other rights, and the qualifications, limitations or restrictions thereof (in addition to those set forth in the Corporation’s Articles of Incorporation), were established, as follows.

NOW THEREFORE BE IT:

RESOLVED, that the powers, preferences and rights granted to the Series A Convertible Preferred Stock or the holders thereof are as follows:

1.
Designation and Rank The series of Preferred Stock shall be designated the “Series A Convertible Preferred Stock” (“Series A Preferred”) and shall consist of 20,000,000 shares. The Series A Preferred and any other series of Preferred Stock authorized by the Board of Directors of this Corporation are hereinafter referred to as “Preferred Stock.” The Series A Preferred shall be senior to the common stock and all other shares of Preferred Stock that may be later authorized.

2.
Non-Participating as to Dividends, Etc. The holders of the Series A Preferred shall not be entitled to receive Common Stock dividends or other distributions when, as, and if the same may be declared by the directors of the Corporation with respect to the Common Stock.

3.	Conversion into Common Stock.

(a)
Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, so long as there are sufficient authorized shares of common stock for conversion, any time after the date of issuance ( the “Conversion Date”) into four hundred (400) shares of fully paid and nonassessable shares of Common Stock (the “Conversion Ratio”).

(b)
Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series A Preferred to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate of certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of suck certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted.

(c)  Adjustments to Conversion Ratio.

(1)
Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Series A Preferred at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder’s shares of Series A Preferred into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of common stock of the Corporation deliverable upon conversion of such Series A Preferred would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder’s rights pursuant to section 4(a).

Unless otherwise set forth by the board of Directors, the conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the Corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Series A Preferred has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d)
No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, amend this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

(e)
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Series A preferred pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth the adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio for the Series A Preferred at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

(f)
Notices of Record Date. In the event of any taking by the Corporation of a record to of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend ( other than a cash dividend which is the same as the cash dividends paid in the previous quarter) or other distribution, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g)
Common Stock Reserved. The Corporation shall use its best efforts to take such action as may be necessary to reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred.

4.
Voting Rights. Except as otherwise required by law, the holders of Series A Preferred and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each share of Series A Preferred shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited ; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

5.	Covenants.

(a)
In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, do any of the following:

(1)
take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series A Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;

                        (2)        increase the size of any equity incentive plan(s) or arrangements;

(3)        make fundamental changes to the business of the Corporation;

(4)	make any changes to the terms of the Series A Preferred or to the Corporation’s Articles of Incorporation or Bylaws, including by designation of any stock;

(5)
create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement all of Series A Preferred then outstanding;

(6) accrue any indebtedness in excess of $10,000,000;

(7) make any change in the size or number of authorized directors;

(8) repurchase any of the Corporation’s Common Stock

(9)
sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the Stock of the Corporation;

(10)	make any repurchase of stock or options or warrants to purchase stock of the Corporation; or

(11)  make any sale of additional Preferred Stock.

6. Reissuance. No Share or shares of Series A Preferred acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

7. Directors. The holders of Series A Preferred and Common Stock voting together as a class shall be entitled to elect the directors compromising the Board of Directors (and to fill any vacancies with respect thereto).

    The undersigned being the President and Secretary of the Corporation hereby declare under penalty of perjury that the forgoing is a true and correct copy of the Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock of Senticore, Inc., which was unanimously adopted by the Board of Directors of the Corporation and unanimously adopted by the holders of the Series A Preferred Stock as required by subsection Section 151(g) of the DGCL on May 11, 2006. The above instrument is our act and the act of the Corporation, and the facts stated therein are true.

SENTICORE, INC.

By: ____________________
                                                            Name: Jay Patel
                                                            Chief Executive Officer

                                                            ATTEST:

                                                            By: ____________________
                                                            Name: Carl Gessner
                                                            Title: President and Secretary

STATE OF FLORIDA          )
                                            ) ss.
COUNTY OF BROWARD  )

On this ___ day of May, 2006, personally appeared before me Jay Patel and Carl Gessner, know to me to the Chief Executive Officer, and the President and Secretary, respectively, of Senticore, Inc., a Delaware corporation, and acknowledged they executed the above Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock of Senticore, Inc.

______________________________ [Notary Seal]
NOTARY PUBLIC